EX-3.a

                 RESTATED CERTIFICATE OF INCORPORATION
                      OF INTERSTATE POWER COMPANY


     Interstate Power Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") does hereby certify as follows:

     The original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 18, 1925. The first Restated Certificate of Incorporation was duly adopted by the Board of Directors of Interstate Power Company on December 8, 1988, in accordance with
Section 245 of the General Corporation Law of the State of Delaware and was filed on March 16, 1989. The first Restated Certificate of Incorporation restated, integrated and further amended the Certificate of Incorporation of this Corporation by deleting Article SIXTH of the Certificate of Incorporation, deleting the second paragraph of Article SIXTEENTH of the Certificate of Incorporation, renumbering all Articles following Article FIFTH, so Article SEVENTH became Article SIXTH, etc., through Article SEVENTEENTH, which became SIXTEENTH, and changed the reference in what was Article SEVENTEENTH to read "Article SIXTEENTH", in lieu of "Article SEVENTEENTH", deleted the signature lines of original subscribers, and original attestation and original acknowledg-ment and substituted then current signature references and acknowledge-ment, and attestation, and eliminated and integrated all Certificates described in Section 104 of the Delaware Corporation Law, which amended the Certificate of Incorporation through July 5, 1988.

     Pursuant to the provisions of Sections 242 and 245 of Title 8 of the Delaware Code Annotated, the stockholders of the Corporation duly adopted the second Restated Certificate of Incorporation. The second Restated Certificate of Incorporation, adopted May 7, 1991, (i) under Article FOURTH, increased the number of authorized shares of Common Stock to 30,000,000, par value $3.50, from 15,000,000; (ii) under
Article FOURTH, increased the total shares of all classes from 19,000,000 to 34,000,000; (iii) made inapplicable cumulative voting provisions in paragraph D of Article FOURTH; (iv) deleted from Article FIFTH a minimum number of shares requirement; added a "fair price" provision to insure fairness to all stockholders in the event of unsolicited takeover actions, including provision for an 80% shareholder vote for approval of a Business Combination; (v) amended Article EIGHTH to allow removal of directors by stockholders (and not by directors) and only for cause; to add provisions for filling of vacancies and newly created directorships, and to adopt a staggered board of directors, divided into three classes and serving three year terms with only one class of directors to be elected at each annual meeting of stockholders (subject to a possible shortening of the elected term upon attainment of retirement age or relocation from the Company's service area).

     Pursuant to the provisions of Section 245 of Title 8 of the Delaware Code Annotated, the Board of Directors of the Corporation have duly adopted the following third Restated Certificate of Incorporation. The third Restated Certificate of Incorporation restates and integrates the provisions of the second Restated Certificate of Incorporation of May 7, 1991 as heretofore amended or supplemented and effects the following further amendments thereto:

     The provisions of Article FOURTH have been amended to add the designation of 6.40% Preferred Stock, $50 par value, created May 18, 1993, and to delete therefrom the designations of the 8%, 9% and 9% Series A Preferred Stocks, and the designation of the $2.28 Preference Stock, since the remaining shares of the entire 140,000 shares of 8% Preferred Stock, of the entire 137,228 shares of 9% Preferred Stock, of the entire 200,000 shares of 9% Series A Preferred Stock, all $50 par value, and all of the 400,000 shares of the $2.28 Preference Stock, $1 par value, were redeemed effective June 30, 1993. In addition, the references to Paragraphs VIII and X in designations of the 4.36%, 4.68%, and 7.76% Preferred Stock have been changed to read Paragraphs XX and XXIII, respectively, and appropriate references to Restated Certificate of Incorporation, in lieu of Certificate of Incorporation, have been made, where applicable.

     The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes, except as noted in this Restated Certificate of Incorporation above, to read as follows:

     FIRST: The name of this Corporation is

                       INTERSTATE POWER COMPANY

     SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or objects or purposes proposed to be transacted, promoted or carried on by this Corporation are as follows:--

         (a) To purchase or otherwise acquire, own, operate and dispose of all or any part of the business and properties of Interstate Power Company, a Wisconsin corporation; to make payment therefor by the issuance of preferred and common stock of this Corporation or in any other manner permitted by law, and in connection therewith to assume any or all the bonds, mortgages, franchises, leases, contracts, indebtedness, liabilities and obligations of said corporation.

          (b) To generate, produce, buy, or in any manner acquire, and to sell, dispose of and distribute electricity for light, heat, power and other purposes and to carry on the business of furnishing, supplying and vending light, heat, power and water and any and all businesses incident thereto, and to build, construct, develop, improve, acquire, hold, own, lease, maintain and operate plants, facilities and works for the manufacture, generation, production, accumulation, transmission and distribution of electric energy, gas and steam, for light, heat, power and other purposes, and to acquire, construct, maintain and operate systems of water works for the supply of water.

          (c) To build, construct, develop, improve, acquire, hold, own, lease, maintain and operate, by electricity, or other power, street railways and interurban railways for the transportation of passengers, mail, express, merchandise or other freight in any part of the world, except that this Corporation shall not have power to construct, maintain or operate railroads or railways within the State of Delaware.

          (d) To produce, mine, buy, sell, store, market, deal in and prospect for coal and minerals of all kinds and the products and by-products thereof.

          (e) To organize, incorporate, reorganize, finance and to aid and assist financially or otherwise, companies, corporations, joint stock companies, syndicates, partnerships and associations of all kinds, particularly those engaged in operating public utilities, and to underwrite, subscribe for and endorse the bonds, stocks, securities, debentures, notes or undertakings of any such company, corporation, joint stock company, syndicate, partnership or association, and to make any guaranty in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, and to do any and all things necessary or convenient to carry any of such purposes into effect.

          (f) To carry on the business of engineering and contracting in all of its branches; to appraise, value, design, build, construct, enlarge, develop, improve, extend and repair light, heat, power, transmission and hydraulic plants, electrical works, machinery and appliances, telegraph and telephone lines, dams, reservoirs, canals, bridges, piers, docks, mines, shafts, tunnels, wells, water works, street railways, interurban railways, railways and buildings.

         (g) To purchase and acquire securities, assets and property of every kind and description at judicial, judiciary, trustee's, pledgee's, mortgagee's, or liquidating or public or private sales, and to carry on a general salvage, liquidation and realization business; and also to do a general commission and brokerage busi-ness.

         (h) To hold in trust, issue on commission, make advances upon or sell, lease, license, transfer, organize, reorganize, incor-porate or dispose of any of the undertakings or resulting investments aforesaid, or the stock or securities thereof; to act as agent, or depositary for any of the above or like purposes, or any purpose herein mentioned, and to act as fiscal agent of any other person, firm or corporation.

          (i) To obtain the grant of, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, lands, rights of way, sites, properties, undertakings or busi-nesses, or any right, option or contract in relation thereto, and to perform, carry out and fulfill the terms and conditions thereof, and to carry the same into effect, and to develop, maintain, lease, sell, transfer, dispose of and otherwise deal with the same.

          (j) From time to time to apply for, purchase or acquire by assignment, transfer or otherwise, and to exercise, carry out and enjoy any license, power, authority, franchise, ordinance, order, right or privilege, which any government or authority, supreme, municipal or local, or any corporation or other public body shall enact, make or grant.

          (k) To issue shares of the capital stock (of any class), bonds, debentures, debenture stock, notes and other obligations of this Corporation for cash, for labor done, for property, real or personal, or leases thereof, or for any combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.

          (l) To purchase, acquire and lease, and to sell, lease and dispose of water, water rights, water records, power privileges and appropriations for power, light, heat, mining, milling, irrigation, agricultural, domestic or any other use or purpose.

         (m) To acquire by purchase, lease, own, hold, sell, mortgage and encumber both improved and unimproved real estate wherever situated; to survey, subdivide, plat, colonize and improve the same for purposes of sale or otherwise; and to construct and erect thereon factories, works, plants, stores, mills, hotels, houses and buildings.

          (n) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive, or acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts and evidences of indebtedness issued or created by other corporations, joint stock companies or associations, whether public, private or municipal, or any corporate body, and while the owner thereof, to possess and to exercise in respect thereof all the rights, powers and privileges of ownership, includ-ing the right to vote thereon; to guarantee the payment of dividends on any shares of the capital stock of any of the corpora-tions, joint stock companies or associations in which this Corpora-tion has or may at any time have an interest, and to become surety in respect of, endorse or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness, issued or created by any such corporations, joint stock companies or associations; to become surety for or guarantee the carrying out and performance of any and all contracts, leases and obligations of every kind of any corpora-tions, joint stock companies or associations, and in particular of any corporation, joint stock company or association any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness, are at any time held by or for this Corporation, and to do any acts or things designed to protect, preserve, improve, or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness.

        (o) To manufacture, buy, sell and generally deal in goods, wares, merchandise, property and commodities of any and every class and description, and all articles used or useful in connection therewith, insofar as may be permitted by the laws of the State of Delaware; to engage in any business, whether manufacturing or otherwise which this Corporation may deem advantageous or useful in connection with any or all of the foregoing, and to purchase, acquire, manufacture, market or prepare for market, sell and otherwise dispose of any article, commodity or thing which this Corporation may use in connection with its business.

         (p) To secure, purchase, acquire, apply for, register, own, hold, sell or dispose of any and all copyrights, trademarks and other trade rights.

          (q) To organize, or cause to be organized, under the laws of the State of Delaware, or of any other state, territory or country, or the District of Columbia, a corporation or corporations, for the purpose of accomplishing any or all of the objects for which this Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          (r) To purchase, apply for, obtain or otherwise acquire any and all letters patent, licenses, patent rights, patented processes and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this Corporation, and to use, exer-cise, develop, sell, dispose of, lease, grant licenses in respect to, or other interests in the same, and otherwise turn the same to account, and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly aid, effectuate or develop the objects or any of them of this Corporation.

          (s) To borrow money for any of the purposes of this Corpora-tion, and to issue bonds, debentures, debenture stock, notes and other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this Corpora-tion, either real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations without any such security.

          (t) To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

          (u) To draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants, and all kinds of obligations and certificates and negoti-able or transferable instruments.

          (v) To purchase, hold, sell and transfer shares of its own capital stock (of any class), bonds and other obligations of this Corporation from time to time to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this Corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this Corporation; and provided further that shares of its own capital stock belonging to this Corporation shall not be voted upon directly or indirectly.

          (w) To have one or more offices, to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease, or otherwise acquire, hold and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any of the states or territories of the United States and in the District of Columbia, and in any and all foreign countries, subject to the laws of such state, district, territory or country.

          (x) To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as such acts are permitted to be done by a corporation organized under the General Corporation Laws of the State of Delaware.

     The forgoing clauses shall be construed, both as objects and powers, and it is hereby expressly provided that the foregoing enumer-ation of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

     It is the intention that the purposes, objects and powers specified in this Article THIRD and all subdivisions thereof shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects and powers specified in this Article THIRD shall be regarded as independent purposes, objects and powers.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-four million (34,000,000), of which two million (2,000,000) shares of the par value of Fifty Dollars ($50) each are to be of a class designated Preferred Stock, two million (2,000,000) shares of the par value of One Dollar ($1) each are to be of a class designated Preference Stock, and thirty million (30,000,000) shares of the par value of Three Dollars and Fifty Cents ($3.50) each are to be of a class designated Common Stock.

     The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation which are fixed by the Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the Board of Directors) to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and of the Preference Stock, respectively, which are not fixed by the Certificate of Incorporation, are as follows:

                          A.  Preferred Stock

     I. The Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate (including all shares of any and all series thereof theretofore issued) the total number of shares of Preferred Stock hereinabove authorized, as Preferred Stock of one or more series, as hereinafter provided. All Shares of any one series of Preferred Stock shall be alike in every particular, each series thereof shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Paragraph II of this Article FOURTH.

     II. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series, and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof, the designations and the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, in respect to the matters set forth in the following subparagraphs (a) to (g), inclusive:

          (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

          (b) The dividend rate per annum of such series, the quarterly payment dates for dividends on shares of such series, and the date from which dividends on shares of such series shall be cumulative (hereinafter called the "date of cumulation"), which date of cumulation shall be identical for all shares of such series;

          (c) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed at the option of the Corporation (hereinafter called the "optional redemption price");

          (d) The amount or amounts payable upon the shares of such series in the event of voluntary liquidation, dissolution or winding up of the Corporation;

          (e) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund or a purchase fund to be applied to the purchase or redemption of shares of such series, and if so entitled, the amount of such fund and the manner of its applica-tion, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

          (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of the Corporation and, if made so convertible or exchan-geable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

          (g) Whether or not the issue of any additional shares of such series, or any future series in addition to such series, or of any shares of any other class of stock (except junior stock, as herein-after in this Article FOURTH defined) of the Corporation shall be subject to restrictions and, if so, the nature thereof.

     The designations and separate terms of the four separate series of the Preferred Stock authorized as of the date of this Restated
Certificate of Incorporation are as follows:

     (i)  4.36% Preferred Stock
          Created December 9, 1954

     The Company has established a "4.36% Preferred Stock", consisting initially of 200,000 authorized shares of the par value of $50 per share.

     The terms of the "4.36% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in the Restated Certificate of Incorporation, which are applicable to the Preferred Stock of the par value of $50 per share of all series) shall be as follows:

          (a) The dividend rate of the 4.36% Preferred Stock shall be 4.36% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.36% Preferred Stock shall be cumulative shall be December 1, 1954.

          (b) The prices at which the 4.36% Preferred Stock may be redeemed at the option of the Corporation, on the terms and condi-tions specified in Paragraph XXIII of Article FOURTH of the Restated Certificate of Incorporation shall be $53.30 per share, if redeemed on or before December 1, 1959, $52.80 per share if redeemed thereafter and on or before December 1, 1964, and $52.30 per share if redeemed after December 1, 1964, plus, as provided in said Paragraph XXIII, an amount equal to full cumulative dividends thereon to the redemption date.

          (c) The amounts payable upon the shares of 4.36% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in paragraph
     (b) hereof above, then in effect, plus, as provided in Paragraph XX of Article FOURTH of the Restated Certificate of Incorporation, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock.

     (ii) 4.68% Preferred Stock
          Created May 20, 1965

     The Company has established a "4.68% Preferred Stock" consisting initially of 166,000 authorized shares of the par value of $50 per share.
     The terms of the "4.68% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in the Restated Certificate of Incorporation, which are applicable to the Preferred Stock of the par value of $50 per share of all series) shall be as follows:

          (a) The dividend rate of the 4.68% Preferred Stock shall be 4.68% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months respectively, to be designated as dividend periods) and the date from which dividends on shares of the 4.68% Preferred Stock shall be cumulative shall be May 26, 1965.

          (b) The prices at which the 4.68% Preferred Stock may be redeemed at the option of the Corporation, on the terms and condi-tions specified in Paragraph XXIII of Article FOURTH of the Restated Certificate of Incorporation shall be $53.22 per share, if redeemed on or before May 1, 1970, $52.37 per share if redeemed thereafter and on or before May 1, 1975, and $51.62 per share if redeemed after May 1, 1975, plus, as provided in said Paragraph XXIII, an amount equal to full cumulative dividends thereon to the redemption date.

          (c) The amounts payable upon the shares of 4.68% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in paragraph
     (b) hereof above, then in effect, plus, as provided in Paragraph XX of Article FOURTH of the Restated Certificate of Incorporation, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock.

     (iii)  7.76% Preferred Stock
            Created May 21, 1969

     The Company has established a "7.76% Preferred Stock", consisting initially of 100,000 authorized shares of the par value of $50 per share.

     The terms of the "7.76% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in the Restated Certificate of Incorporation, which are applicable to the Preferred Stock of the par value of $50 per share of all series) shall be as follows:

          (a) The dividend rate of the 7.76% Preferred Stock shall be 7.76% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 7.76% Preferred Stock shall be cumulative shall be May 28, 1969.

          (b) The prices at which the 7.76% Preferred Stock may be redeemed at the option of the Corporation, on the terms and condi-tions specified in Paragraph XXIII of Article FOURTH of the Restated Certificate of Incorporation shall be $58.82 per share, if redeemed on or before May 1, 1974, $53.97 per share if redeemed thereafter and on or before May 1, 1979, $53.00 per share, if redeemed thereafter and on or before May 1, 1984, and $52.03 per share if redeemed after May 1, 1984, plus, as provided in said Paragraph XXIII, an amount equal to full cumulative dividends thereon to the redemption date.

          (c) The amounts payable upon the shares of 7.76% Preferred Stock in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in paragraph
     (b) hereof above, then in effect, plus, as provided in Paragraph XX of Article FOURTH of the Restated Certificate of Incorporation, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock.

     (iv)  6.40% Preferred Stock
           Created May 18, 1993

     The Company has established a "6.40% Preferred Stock", consisting initially of 545,000 authorized shares of the par value of $50 per share.

     The terms of the "6.40% Preferred Stock", in the respects in which the shares of such series may vary from shares of other series of the Preferred Stock (in addition to the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, set forth elsewhere in the Restated Certificate of Incorporation, which are applicable to the Preferred Stock of the par value of $50 per share of all series) shall be as follows:

          (a) The dividend rate of the 6.40% Preferred Stock shall be 6.40% per share per annum upon the par value thereof payable quarterly on the first days of January, April, July and October in each year (the quarterly periods ending on the first days of such months, respectively, to be designated as dividend periods) and the date from which dividends on shares of the 6.40% Preferred Stock shall be cumulative shall be May 26, 1993.

          (b) The prices at which the 6.40% Preferred Stock may be redeemed at the option of the Corporation, otherwise than for sinking fund purposes, on the terms and conditions specified in Paragraph XXIII of Article FOURTH of the Restated Certificate of Incorporation shall be $53.20 per share, if redeemed on or before May 1, 2003, $51.60 per share if redeemed thereafter and on or before May 1, 2009, $50.80 per share, if redeemed thereafter and on or before May 1, 2014, and $50 per share, if redeemed after May 1, 2014, plus, as provided in said Paragraph XXIII, an amount equal to full cumulative dividends thereon to the redemption date; except $50 per share if redeemed at any time for the sinking fund, plus, in each case, accrued dividends to the date of redemption; provide-d, however, that prior to May 1, 2003, none of the shares may be redeemed pursuant to this paragraph (b) if such redemption is for the purpose or in anticipation of refunding any such shares through the use, directly or indirectly, of funds borrowed by the Company, or through the use, directly or indirectly, of funds derived through the issuance by the Company of stock ranking prior to or on a parity with the 6.40% Preferred Stock, as to dividends or assets, if such borrowed funds have an interest rate or an effective interest cost to the Company (computed in accordance with generally accepted financial practice) or such stock has a dividend rate or cost (so computed) of less than 6.40% per annum.

          (c) The amounts payable upon the shares of 6.40% Preferred Stock, in the event of any voluntary liquidation or dissolution or winding up of the Corporation shall be an amount equal to the redemption price (exclusive of dividends) specified in paragraph
     (b) hereof above, then in effect, plus, as provided in Paragraph XX of Article FOURTH of the Restated Certificate of Incorporation, an amount equal to full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock.

          (d) The holders of shares of 6.40% Preferred Stock shall be entitled to the benefit of a sinking fund as follows: on May 1, 2003, and on each May 1 (except that the final redemption shall be on May 1, 2022) thereafter the Corporation shall redeem out of funds legally available therefor 27,250 shares of this series (or the number of shares then outstanding if less than 27,250) at a sinking fund redemption price equal to $50.00 per share plus accrued and unpaid dividends to the redemption date; on May 1, 2008, and on each May 1 thereafter the Corporation shall have the non-cumulative option to redeem up to an additional 27,250 shares of this series at a sinking fund redemption price equal to $50.00 per share plus accrued and unpaid dividends to the redemption date; all shares redeemed by the Corporation pursuant to the foregoing provisions shall be cancelled; in the event that the Corporation shall at any time be in default in the performance of its obligations under the foregoing provisions of this paragraph (d), no dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or any other stock of the Company over which the Preferred Stock has preference as to the payment of dividends or as to assets.

    III. Out of the net profits or net assets of the Corporation legally available for dividends the holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the per annum rate for such series fixed by the Board of Directors pursuant to the foregoing Paragraph II, and no more, payable quarterly on the dates fixed by the Board of Directors pursuant to said Paragraph II for such series, in each case from the date of cumulation of such series; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time full cumulative dividends, as hereinafter in this Article FOURTH defined, to the end of the then current dividend period upon the outstanding Preferred Stock of all series shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on each such series and set apart for payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series and before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, any junior stock and before any shares of junior stock shall be purchased, redeemed or otherwise acquired for value (except in exchange for or with the proceeds of the issue of other junior stock) by the Corporation.

     All dividends declared on the Preferred Stock shall be declared pro rata so that the amounts of dividends per share declared on the Preferred Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.

     IV. After full cumulative dividends to the end of the then current dividend period upon the outstanding Preferred Stock of all series shall have been paid or declared and set apart for payment, the Corporation shall set aside as a sinking fund or purchase fund, when and as required, out of any funds legally available for that purpose, in respect of each series of Preferred Stock any shares of which shall at the time be outstanding and in respect of which a sinking fund or purchase fund for the purchase or redemption thereof has been provided for in the resolution or resolutions referred to in the foregoing Paragraph II, the sum or sums required by the terms of such resolution or resolutions as a sinking fund or purchase fund to be applied in the manner specified therein.

     V. Out of any net profits or net assets of the Corporation legally available for dividends remaining after full cumulative dividends to the end of the then current dividend period upon the outstanding Preferred Stock of all series shall have been paid or declared and set apart for payment and after the Corporation shall have complied or made provision for compliance with the provisions of the foregoing Paragraph IV in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund or purchase fund mentioned in said Paragraph IV, then and not otherwise, the holders of any junior stock shall, subject to the provisions hereof and of any resolution or resolutions of the Board of Directors with respect to any series of Preferred Stock adopted pursuant to the foregoing Paragraph II, be entitled to receive such dividends as may from time to time be declared by the Board of Directors.

     In the event of the issue of additional Preferred Stock of any then existing series all dividends paid on Preferred Stock of such series prior to the issue of such additional Preferred Stock and all dividends declared and payable to holders of record of Preferred Stock of such series on any date prior to such additional issue shall be deemed to have been paid on the additional Preferred Stock so issued.

     VI. So long as any shares of the Preferred Stock of any series shall be outstanding, the right of the Corporation to make any dis-tribution on junior stock, as hereinafter in this Article FOURTH defined, shall be subject to the following limitations:

          (a) If and so long as the junior stock equity ratio, as hereinafter in this Article FOURTH defined, is 20% or more but less than 25%, the Corporation shall not make, during the twelve months' period ending with and including the date of any proposed distribu-tion on junior stock, distributions on junior stock (including the proposed distribution on junior stock) exceeding in aggregate amount 75% of the consolidated net income of the Corporation and its subsidiaries, as hereinafter in this Article FOURTH defined, for the twelve months' period ending with and including the second calendar month preceding the date on which the Board of Directors shall authorize such proposed distribution on junior stock; and

          (b) If and so long as the junior stock equity ratio is less than 20%, the Corporation shall not make, during the twelve months' period ending with and including the date of any proposed distribu-tion on junior stock, distributions on junior stock (including the proposed distribution on junior stock) exceeding in aggregate amount 50% of the consolidated net income of the Corporation and its subsidiaries for the twelve months' period ending with and including the second calendar month preceding the date on which the Board of Directors shall authorize such proposed distribution on junior stock.

                         B.  Preference Stock

     VII. The Preference Stock shall be stock subordinate to the Preferred Stock both as to dividends and upon any liquidation, dis-solution or winding up of the Corporation and shall be subject to the prior rights and preferences of the Preferred Stock as defined in this Article FOURTH.

     The Preference Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate (including all shares of any and all series thereof theretofore issued) the total number of shares of Preference Stock hereinabove authorized, as Preference Stock of one or more series, as hereinafter provided. All consideration received by the Corporation from the issuance and sale of shares of any series of Preference Stock in excess of its par value shall be entered on its books as premium for such stock. All Shares of any one series of Preference Stock shall be alike in every particular, each series thereof shall be distinctly designated by letter or descriptive words, and all series of Preference Stock shall rank equally and be identical in all respects except as permitted by the provisions of Paragraph VIII of this Article FOURTH.

     VIII. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preference Stock as Preference Stock of any series, and in connection with the creation of each such series to fix by the resolution or resolutions providing for the issue of shares thereof, the designations and the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof to the full extent now or hereafter permitted by the laws of the State of Delaware, in respect of the matters set forth in the following subparagraphs (a) to (g), inclusive:

          (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;
          (b) The dividend rate per annum of such series, the quarterly payment dates for dividends on shares of such series, and the date from which dividends on shares of such series shall be cumulative (hereinafter called the "date of cumulation"), which date of cumulation shall be identical for all shares of such series;

          (c) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed at the option of the Corporation (hereinafter called the "optional redemption price");

          (d) The amount or amounts payable upon the shares of such series in the event of voluntary liquidation, dissolution or winding up of the Corporation;

          (e) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund or a purchase fund to be applied to the purchase or redemption of shares of such series, and if so entitled, the amount of such fund and the manner of its applica-tion, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

          (f) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if made so convertible or exchangeable, the conversion price or prices, or the rates of ex-change, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and condi-tions of such conversion or exchange; and

          (g) Whether or not the issue of any additional shares of such series, or any future series in addition to such series, of the Corporation shall be subject to restrictions and, if so, the nature thereof.

     Any shares of Preference Stock redeemed or purchased pursuant to any redemption or sinking fund provision, or converted pursuant to a convertible provision, established by the Board of Directors shall be cancelled and shall not thereafter be issued as shares of the same series of Preference Stock but shall revert to the status of authorized but unissued shares of Preference Stock undesignated as to series, or any rights or preferences thereof, and may thereafter be issued by appropriate action of the Board of Directors just as if such stock had never been issued, redeemed or purchased and cancelled.

     IX. Subject to the prior rights and preferences of the Preferred Stock, out of the net profits or net assets of the Corporation legally available for dividends the holders of Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the per annum rate for such series fixed by the Board of Directors pursuant to the foregoing Paragraph VIII and no more, payable quarterly on the dates fixed by the Board of Directors pursuant to said Paragraph VIII for such series, in each case from the date of cumulation of such series; and such dividends shall be cumulative (whether or not in any dividend period or periods there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time full cumulative dividends, as hereinafter in this Article FOURTH defined, to the end of the then current dividend period upon the outstanding Preference Stock of all series shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on each such series and set apart for payment, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preference Stock of any series and before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be ordered or made in respect of, any stock junior to the Preference Stock either as to dividends, or upon liquidation, dissolution or winding up and before any shares of such stock junior to the Preference Stock shall be purchased, redeemed or otherwise acquired for value (except in exchange for or with the proceeds of the issue of other such stock junior to the Preference Stock) by the Corporation.

     All dividends declared on the Preference Stock shall be declared pro rata so that the amounts of dividends per share declared on the Preference Stock of different series shall in all cases bear to each other the same proportions that the respective dividend rates of such respective series bear to each other.

     X. Subject to the prior rights and preferences of the Preferred Stock, after full cumulative dividends to the end of the then current dividend period upon the outstanding Preference Stock of all series shall have been paid or declared and set apart for payment, the Corporation shall set aside as a sinking fund or purchase fund, when and as required, out of any funds legally available for that purpose, in respect of each series of Preference Stock any shares of which shall at the time be outstanding and in respect of which a sinking fund or purchase fund for the purchase or redemption thereof has been provided for in the resolution or resolutions referred to in the foregoing Paragraph VIII, the sum or sums required by the terms of such resolution or resolutions as a sinking fund or purchase fund to be applied in the manner specified therein.

     XI. Subject to the prior rights and preferences of the Preferred Stock, out of any net profits or net assets of the Corporation legally available for dividends remaining after full cumulative dividends to the end of the then current dividend period upon the outstanding Preference Stock of all series shall have been paid or declared and set apart for payment and after the Corporation shall have complied or made provision for compliance with the provisions of the foregoing Paragraph X in respect of any and all amounts then or theretofore required to be set aside or applied in respect of any sinking fund or purchase fund mentioned in said Paragraph X, then and not otherwise, the holders of the Common Stock shall, subject to the provisions hereof and of any resolution or resolutions of the Board of Directors with respect to any series of Preference Stock adopted pursuant to the foregoing Paragraph VIII, be entitled to receive such dividends as may from time to time be declared by the Board of Directors.

                    C.  Exclusive  Voting Rights of
                Common Stock--Certain Voting Rights of
         Preferred Stock and Preference Stock as to Directors

     XII. Except as otherwise required by the statutes of the State of Delaware and as otherwise provided in this Article FOURTH, and subject to the provisions of the By-Laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, the holders of the Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, and the holders of the Preferred Stock and of the Preference Stock shall have no voting power and shall not be entitled to any notice of or to attend any meeting of stockholders; provided, however, that (a) if and whenever full cumulative dividends for four (4) quarterly dividend periods upon any series of Preferred Stock shall be unpaid, the holders of the Preferred Stock as a class, subject to any rights of the holders of the Preference Stock, if any, and without regard to series shall thereafter at all elections of directors have the exclusive right to elect the smallest number of directors of the Corporation that shall constitute a majority of the Board of Directors as then constituted, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preferred Stock, shall however, cease when full cumulative dividends upon the Preferred Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), and/or (b) if and whenever full cumulative dividends for six (6) quarterly dividend periods (whether or not consecutive) upon any series of Preference Stock shall be unpaid, in whole or in part, the number of directors then constituting the full Board of Directors shall be increased by two (said two being referred to as the "additional two directors") and the holders of the Preference Stock as a class and without regard to series shall thereafter at all elections of directors have the exclusive right to elect said "additional two directors"' and the holders of the Common Stock of the Corporation as a class, subject to any rights of the holders of the Preferred Stock, if any, shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the Preference Stock shall, however, cease when full cumulative dividends upon the Preference Stock of all series then outstanding shall have been paid or declared and set apart for payment (and such full cumulative dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable).

     The terms of office of all persons who may be directors of the Corporation at the time when such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or right to elect such additional two directors shall accrue to holders of Prefer-ence Stock shall terminate upon the election of the successors of such majority directors and/or such additional two directors at the next annual meeting of the stockholders or (unless under the provisions of the By-Laws of the Corporation, as then in effect, an annual meeting of the stockholders is to be held within ninety (90) days after such right to elect a majority of directors and/or such additional two directors shall have so accrued) at an earlier special meeting of the stockholders held as hereinafter in this Paragraph XII provided. A special meeting of the stockholders shall be held at any time after such right to elect a majority of the directors shall accrue to holders of Preferred Stock and/or such right to elect such two additional directors shall accrue to holders of Preference Stock upon notice similar to that provided in the By-Laws for an annual meeting, which notice shall be given not more than fifteen (15) days after the accrual of such rights by the President, a Vice-President, or the Secretary, of the Corporation, such meeting to be held not less than sixty (60) nor more than ninety (90) days after the accrual of such rights.

     At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock and/or Preference Stock shall have the special rights voting as separate classes to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock and/or Preference Stock, no election of directors shall be held, but a majority of the holders of the Preferred Stock and/or Preference Stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the President, a Vice-President or the Secretary of the Corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the outstanding Preferred Stock and/or Preference Stock shall be required to constitute a quorum of each such class for the election of directors at such adjourned meeting. If the requisite quorum of holders of the Preferred Stock and/or Preference Stock shall not be present at said adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next annual meeting of the Corporation, or special meeting in lieu thereof and until their successors shall have been elected and qualify. Neither such first meeting nor such adjourned meeting need be held on a date within sixty days of the next annual meeting of the Corporation or special meeting in lieu thereof. At each annual meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of the Preferred Stock and/or Preference Stock, voting as separate classes shall have the right to elect Directors, the foregoing provisions of this paragraph shall govern each annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of the Preferred Stock and/or Preference Stock, voting as separate classes, to elect Directors, should have accrued with the exception, that if, at any adjourned annual meeting, or special meeting in lieu thereof, the holders of 35% of the outstanding Preferred Stock and/or Preference Stock are not present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting; provided, however, that notwithstanding the provisions of this paragraph so long as any shares of the Preferred Stock and/or Preference Stock of the Corporation shall be outstanding, the holders of a majority of the Preferred Stock and/or Preference Stock shall be sufficient to constitute a quorum of the outstanding Preferred Stock and/or Preference Stock for the election of directors.

     No delay or failure by the holders of the Preferred Stock and/or Preference Stock to elect the members of the Board of Directors which such holders are entitled to elect shall invalidate the election of the members of the Board of Directors elected by the holders of the Common Stock. Upon the termination of such right of the holders of the Preferred Stock to elect a majority of directors, the terms of office of all the directors of the Corporation shall terminate upon the election of the successors of such directors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders called in like manner and subject to similar conditions as hereinbefore in this Paragraph XII provided with respect to the call of a special meeting of stockholders for the election of directors by the holders of the Preferred Stock.

     If and when all dividends then in default on the Preference Stock of each series then outstanding shall have been paid, the Preference Stock shall be divested of such voting powers and the terms of office of the additional two directors (whether elected by vote of the holders of Preference Stock or to fill a vacancy) shall forthwith terminate and the number of directors constituting the full Board of Directors shall be reduced accordingly.

     Whenever the Preferred Stock and/or Preference Stock shall be entitled to elect Directors, any holder of such stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine and to make transcripts of the stock records of the Corporation for the Preferred Stock and/or Preference Stock for the purpose of communicating with other holders of such stock with respect to the exercise of such right of election.

                       D.  No Cumulative Voting

     XIII. At all elections of directors by stockholders of the Corporation, each holder of Common Stock, and each holder of Preferred Stock and/or Preference Stock, if entitled to vote at such election, shall be entitled to one vote for each share. The principle of cumulative voting shall not apply.

             E.  Certain Voting Rights of Preferred Stock

     XIV. So long as any shares of the Preferred Stock of any series shall be outstanding, the Corporation shall not, without the consent by vote or in writing of the holders of a majority of the shares of the Preferred Stock of all series at the time outstanding, considered as a class without regard to series,

          (a) Sell all or substantially all its assets or consolidate or merge with or into any other corporation or corporations, except that no such consent or vote shall be required if such sale, consolidation or merger or the issuance or assumption of all securities to be issued or assumed in connection with such sale, consolidation or merger shall have been approved, permitted or ordered by the Securities and Exchange Commission or by any succes-sor commission or by any regulatory authority of the United States of America having jurisdiction over such sale, consolidation or merger or the issuance or assumption of securities in connection therewith; provided, however, that the provisions of this sub-paragraph (a) shall not apply to (i) a consolidation of the Cor-poration with, or a merger into the Corporation of, any subsidiary of the Corporation, or (ii) the purchase or other acquisition by the Corporation of the franchises or assets of another corporation in any manner which does not involve a consolidation or merger under the laws of the State of Delaware; the term "subsidiary" as used in this subparagraph (a) shall mean any corporation all of the outstanding shares of stock of which (except directors' qualifying shares) at the time shall be owned directly or indirectly by the Corporation or by a wholly-owned subsidiary of the Corporation; or

          (b) Increase the total authorized amount of Preferred Stock, or authorized any other preferred stock on a parity therewith with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary; or

          (c) Issue any additional shares of Preferred Stock (including the reissuance of reacquired Preferred Stock) ranking on a parity with the outstanding shares of Preferred Stock either as to the payment of dividends or as to the distribution of assets unless (i) the consolidated gross income of the Corporation and its subsidiar-ies (after all taxes including taxes based on income) for 12 consecutive calendar months within a period of 15 calendar months immediately preceding the date of such issuance is equal to at least one and one-half times the aggregate of all interest charges on indebtedness of the Corporation and its subsidiaries on a consolidated basis (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such Preferred Stock) and the annual dividend requirements on all Preferred Stock of the Corporation and its subsidiaries on a consolidated basis (including dividend requirements on all Preferred Stock ranking as to dividends or assets prior to or on a parity with the Preferred Stock to be issued) which will be outstanding immediately after the issuance of such Preferred Stock; and unless (ii) the aggregate par value, or stated capital represe-nted by the outstanding shares of the junior stock of the Corpora-tion, including premiums thereon plus any surplus of the Corpora-tion is equal to at least the aggregate amount payable in connec-tion with an involuntary liquidation of the Corporation with respect to all shares of the Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith as to dividends or assets, which will be outstanding immediately after the issuance of such Preferred Stock. If for the purpose of meeting the requirements of clause (c)(ii) immediately preceding it shall have been necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on, or make any distributions in respect of, or purchase or otherwise acquire, junior stock which would result in reducing the junior stock equity to an amount less than the amount payable on involuntary liquidation of the Corporation with respect to all shares of the Preferred Stock and all shares ranking prior to or on a parity with the Preferred Stock as to dividends and assets at the time outstanding. If, during the period for which gross income is to be determined for the purpose set forth in clause (c)(i) above, the amount required to be expended by the Corporation pursuant to a maintenance fund or similar fund established under its mortgage indenture shall exceed the amount deducted in the determination of gross income on account of depreciation and maintenance, such excess shall also be deducted in determining gross income; or

         (d) Issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for any purpose other than

               (i) the refunding of unsecured indebtedness theretofore created or assumed by the Corporation and then outstanding;

               (ii) the reacquisition, redemption or other retirement of any indebtedness, whether secured or unsecured, which reac-quisition, redemption or other retirement has been authorized by any state or federal regulatory authority; or

               (iii) the reacquisition, redemption or other retirement of outstanding shares of one or more series of the Preferred Stock;

     if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Cor-poration (including unsecured indebtedness then to be issued or assumed) would exceed twenty per centum (20%) of the aggregate of
     (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding and (2) the par value of, or stated capital represented by, the shares of all classes of stock of the Corporation then to be outstanding in the hands of the public, plus premium on such stock, plus capital surplus, earned surplus and any other surplus of the Corporation as then to be stated on the books of account of the Corporation.

     XV. So long as any shares of the Preferred Stock of any series shall be outstanding, the Corporation shall not, without the consent by vote or in writing of the holders of two-thirds of the number of shares of the Preferred Stock of all series at the time outstanding considered as a class without regard to series, authorize any class of stock ranking prior to the Preferred Stock with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

     XVI. So long as any shares of the Preferred Stock of any series shall be outstanding, the Corporation shall not change the express terms and provisions of the Preferred Stock as such series so as to affect such series adversely, without the consent by vote or in writing of the holders of two-thirds of the number of shares of Preferred Stock of all series so affected, considered as a class without regard to series.


             F.  Certain Voting Rights of Preference Stock

     XVII. So long as any shares of the Preference Stock of any series shall be outstanding, the Corporation shall not, without the consent by vote or in writing of the holders of two-thirds of the number of shares of Preference Stock of all series at the time outstanding considered as a class without regard to series, authorize or increase the authorized amount of any class of stock, other than shares of the Preferred Stock (whether now or hereafter authorized or increased) ranking prior to the Preference Stock with respect to the payment of dividends or the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

     XVIII. So long as any shares of the Preference Stock of any series shall be outstanding, the Corporation shall not change the express terms and provisions of the Preference Stock of such series so as to affect such series adversely, without the consent by vote or in writing of the holders of two-thirds of the number of shares of Preference Stock of all series so affected, considered as a class without regard to series.

     XIX. So long as shares of the Preference Stock of any series shall be outstanding, the Corporation shall not, without the consent by vote or in writing of the holders of a majority of the shares of Preference Stock of all series at the time outstanding considered as a class without regard to series, either (a) increase the authorized amount of Preference Stock, or (b) authorize or create, or increase the authorized amount of, any class of stock, which is entitled to dividends or assets on a parity with the Preference Stock, (c) sell all or substantially all its assets or consolidate or merge with or into any other corporation or corporations, except that no such consent or vote shall be required if such sale, consolidation or merger or the issuance or assumption of all securities to be issued or assumed in connection with such sale, consolidation or merger shall have been approved, permitted or ordered by the Securities and Exchange Commission or by any successor commission or by any regulatory authority of the United States of America having jurisdiction over such sale, consolidation or merger or the issuance or assumption of securities in connection therewith; provided, however, that the provisions of this subparagraph (c) shall not apply to (i) a consolidation of the Corporation with, or a merger into the Corporation of, any subsidiary of the Corporation, or (ii) the purchase or other acquisition by the Corporation of the franchises or assets of another corporation in any manner which does not involve a consolidation or merger under the laws of the State of Delaware; the term "subsidiary" as used in this subparagraph (c) shall mean any corporation all of the outstanding shares of stock of which (except directors' qualifying shares) at the time shall be owned directly or indirectly by the Corporation or by a wholly-owned subsidiary of the Corporation, or (d) purchase, otherwise than upon tenders, or redeem less than all of the outstanding Preference Stock, unless all past and current dividends on the Preference Stock shall have been paid or provided for.

                   G.  Rights of Preferred Stock on
                Liquidation, Dissolution or Winding Up

     XX. In the event of any liquidation or dissolution or winding up of the Corporation the holders of the Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any distribution of assets shall be made to the holders of any class of junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the sum of fifty dollars ($50) per share plus full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock and
(ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors pursuant to the foregoing Paragraph II plus full cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock; and the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share ratably in all the assets of the Corporation then remaining according to the number of shares of the junior stock held by them respectively. If upon any liquidation or dissolution or winding up of the Corporation the net assets of the Corporation shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Preferred Stock of all series were paid in full. Neither the merger nor consolidation of the Corporation into or with other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                   H.  Rights of Preference Stock on
                Liquidation, Dissolution or Winding Up

     XXI. The shares of Preference Stock shall be subordinate to the Preferred Stock but in preference to the Common Stock upon any dis-solution, liquidation or winding up of the Corporation, whether voluntary or involuntary. Upon any such dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preference Stock of each series, without any preference of the shares of any series of Preference Stock over the shares of any other series of Preference Stock, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other stock not having preference as to assets over the Preference Stock, the amount determined to be payable on the shares of such series in the event of voluntary liquidation, or the amount of consideration originally received by the Corporation for the shares of such series in the event of involuntary liquidation, as the case may be. In the case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preference Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed ratably among the holders of the Preference Stock of all series in accordance with the amounts determined to be payable on the shares of each series, in the event of voluntary or involuntary liquidation, as the case may be, in proportion to the full preferential amounts to which they are respectively entitled. After payment to the holders of the Preference Stock of the full preferential amounts hereinbefore provided for, the holders of the Preference Stock as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other stock over which the Preference Stock has preference as to assets. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                        I.  Certain Definitions

     XXII. The term "consolidated net income of the Corporation and its subsidiaries" shall mean the consolidated gross earnings of the Corporation and its subsidiaries from all sources less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income), interest charges and other appropriate items, including provision for maintenance and depreciation, and less all dividends paid or accrued on the Preferred Stock of the Corporation which are applicable to the periods in question, and otherwise deter-mined in accordance with sound accounting practice in use at the time, or, at the option of the Corporation, in use at the date of this Certificate Amendment, but determined without deducting any losses, expenses or provisions charged directly to surplus in accordance with the Uniform Systems of Accounts prescribed by regulatory commissions having jurisdiction over the Corporation and its subsidiaries. The amount deducted for maintenance and depreciation of property of the Corporation and its subsidiaries shall be at least equal to the aggregate amount spent for maintenance and provided for depreciation by the Corporation and its subsidiaries.

     The term "consolidated surplus of the Corporation and its sub-sidiaries" shall include capital surplus, earned surplus and any other surplus of the Corporation and its subsidiaries, consolidated in accordance with sound accounting practice.

     The term "distribution on junior stock" shall mean a dividend (other than a dividend payable in junior stock) or other distribution on junior stock, a purchase or redemption of junior stock and any other acquisition for value of junior stock (except in exchange for or with the proceeds of the issue of other junior stock).

     The term "full cumulative dividends" whenever used in this Article FOURTH with reference to any share of any series of the Preferred Stock or Preference Stock shall be deemed to mean (whether or not in any dividend period or any part thereof in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends at the rate per share fixed for such series by the Board of Directors pursuant to Paragraphs II or VIII of this Article FOURTH, for the period of time elapsed from the date of cumulation of such series to the date as of which full cumulative dividends are to be computed (including an amount equal to a dividend at such rate for the elapsed portion of the current dividend period) less, in each case, the amount of all dividends paid, or deemed paid, upon such stock.

     The term "junior stock", whenever used in this Article FOURTH, shall mean the Common Stock, Preference Stock and any other class or classes of stock of the Corporation over which the Preferred Stock has preference or priority with respect to the payment of dividends and the distribution of assets upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary.

     The term "junior stock equity", whenever used in this Article FOURTH, shall mean the aggregate par value of, or stated capital represented by, the outstanding shares of the junior stock of the Corporation including premiums thereon plus any surplus of the Cor-poration.

     The term "junior stock equity ratio" shall mean the ratio, computed as of the end of the second calendar month preceding the date of the authorization by the Board of Directors of the proposed distribution on junior stock and adjusted to reflect the proposed distribution on junior stock, of

          (i) the aggregate par value of, or stated capital represented by, the outstanding shares of the junior stock, including premiums on junior stock, plus the consolidated surplus of the Corporation and its subsidiaries, as hereinafter in this Article FOURTH defin-ed, to
          (ii) the total capitalization of the Corporation and its subsidiaries, as hereinafter in this Article FOURTH defined, plus the consolidated surplus of the Corporation and its subsidiaries.

     The term "total Capitalization of the Corporation and its sub-sidiaries" shall mean the aggregate of the principal amount of all indebtedness of the Corporation and its subsidiaries outstanding in the hands of the public maturing more than twelve (12) months from the date of determination of total capitalization of the Corporation and its subsidiaries, plus the par value of, or stated capital represented by, the shares of all classes of stock of the Corporation and its subsidiaries outstanding in the hands of the public, plus premium on such stock plus, in the case of such stock of subsidiaries, any surplus applicable thereto.

                      J.  Redemption of Preferred
                     Stock and/or Preference Stock

     XXIII. The Preferred Stock and/or Preference Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, at any time or from time to time (which time, when fixed in each case, is herein after called the "redemption date"), upon not less than thirty (30) days' previous notice to the holders of record of the Preferred Stock and/or Preference Stock to be redeemed, given by mail and by publication in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the optional redemption price or prices fixed by the Board of Directors pursuant to the foregoing Paragraph II and/or Paragraph VIII, as the case may be, then applicable to the Preferred Stock and/or Preference Stock to be redeemed, plus an amount equal to full cumulative dividends thereon to the redemption date (the aggregate of which amounts is hereinafter in this Paragraph XXIII called the "redemption price"). If less than all the outstanding shares of the Preferred Stock and/or Preference Stock of any series are to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. The Corporation may, if it so elects, provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock and/or Preference Stock entitled thereto, with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000), at any time prior to the redemption date (the date of any such deposit being hereinafter called the "date of deposit"). In such event, the notice of redemption shall include a statement of the intention of the Corporation to deposit such amount prior to the redemption date and the name and address of the bank or trust company with which the deposit will be made. On and after the redemption date (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price), or, if the Corporation shall make such deposit on or before the date specified therefor in the notice, then on and after the date of deposit, all dividends on the Preferred Stock and/or Preference Stock thereby called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of Preferred Stock and/or Preference Stock so called for redemption shall not have been surrendered for cancellation; the shares represented thereby shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the redemption price as hereinafter provided and except any conversion or exchange rights not theretofore expired. Such conversion or exchange rights, however, in any event shall cease and terminate upon the redemption date or upon any earlier date fixed by the Board of Directors pursuant to the foregoing Paragraph II and/or Paragraph VIII for the termination of such rights. The Corporation may pay in regular course any dividends reflected in the redemption price either to the holders of record on the record date fixed for determination of stockholders entitled to receive such dividends (in which event, anything herein to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the redemption price upon surrender of the certificates for the shares redeemed. On and after the redemption date or, if the Corporation shall elect to deposit the moneys for such redemption as herein provided, then on and after the date of deposit, the holders of record of the Preferred Stock and/or Preference Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation or, in the event of such a deposit, to the bank or trust company with which such deposit is made, of certificates for the shares to be redeemed (such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank). Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock and/or Preference Stock at the end of six (6) years after the redemption date shall be paid by such bank or trust company to the Corporation; provided, however, that all moneys so deposited, which shall not be required for such redemption because of the exercise of any right of conversion or exchange, shall be returned to the Corporation forthwith. Any interest accrued on moneys so deposited shall be paid to the Corporation from time to time.

           K.  Purchase of Preferred and/or Preference Stock

     XXIV. The Corporation may, from time to time, subject to the provisions of Paragraph III and/or Paragraph IX, as the case may be, of this Article FOURTH, purchase the whole of the Preferred Stock and/or Preference Stock or any series thereof, or any part of any series thereof, upon the best terms reasonably obtainable, but in no event at a price greater than the then current redemption of the shares so purchased.

                         L.  Preemptive Rights

     XXV. No holder of stock of the Corporation shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or of securities convertible into stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money or by way of dividend; provided, however, that if the Board of Directors shall determine to offer any new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than: (a) by a public offering or an offering of such shares of Common Stock or such security to or through underwriters or investment bankers who shall have agreed to make a public offering thereof; (b) pursuant to a plan offered to any one or more classes of security holders of the Corporation or of any subsidiary of the Corporation under which such holders can invest dividends paid on stock of the Corporation or of any such subsidiary and/or amounts of cash in any of such shares or securities; or (c) pursuant to a thrift, savings, employee stock ownership, pension or other employee benefit plan under which an employee of the Corporation or of any subsidiary of the Corporation or a trust for the benefit of any such employee can purchase or acquire any of such shares or securities; the same shall first be offered pro rata to the holders of the then outstanding shares of Common Stock of the Corporation upon terms not less favorable to the purchaser (without deduction of such reasonable compensation, allowance or discount for the sale, underwriting or purchase as may be fixed by the Board of Directors) than those on which the Board of Directors issues and disposes of stock or securities to others than such holders of Common Stock; and provided further that the time within which such preemptive rights shall be exercised may be limited by the Board of Directors to such time as said Board may deem proper, not less, however, than ten
(10) days after the mailing of notice that such preemptive rights are available and may be exercised. For the purposes of this Paragraph XXV, the term "subsidiary" shall mean any corporation at least a majority of whose outstanding voting stock shall at the time be owned by the Corporation or by one or more subsidiaries or by the Corporation and one or more subsidiaries, and the term "voting stock" shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

                               M.  Scrip

     XXVI. The Board of Directors may from time to time by resolution or resolutions provide for the issue of scrip in lieu of fractional shares of Common Stock, disregarding balances of less the l/100 of a share. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such period as may be limited by resolution or resolutions of the Board of Directors, issue one or more whole shares of Common Stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form. All scrip certificates not so exchanged within such period as may be limited by resolution or resolutions of the Board of Directors shall be and become null and void and of no further force and effect.

     FIFTH:A. Higher Vote for Certain Business Transactions. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section C of this Article
FIFTH:

          (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, having an aggregate Fair Market Value (as hereinafter defined) in excess of $25,000,000; or

          (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (4) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any merger or consolidation of the Corporation with any Subsidiary of the Corporation or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Common Stock (as hereinafter defined), or any securities convertible into Common Stock or into equity securities of the Corporation or any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (5) any tender offer or exchange offer made by the Corporation for shares of Common Stock which may have the effect of increasing an Interested Stockholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Stockholder's percentage beneficial ownership of the outstanding Common Stock may exceed 100% of the Interested Stockholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

          (6) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value in excess of $25,000,000; or

          (7) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
     (1) to (6) shall require: (1) the affirmative vote of the holders of Voting Stock (as hereinafter defined) representing shares equal to at least eighty percent (80%) of the then issued and outstanding Voting Stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation; and (2) the affirmative vote of a majority of the then issued and outstanding Voting Stock of the Corporation, excluding any shares of Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

     B. Definition of "Business Combination". For the purposes of this Article FIFTH the term "Business Combination" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of Section A of this Article FIFTH.

     C. When Higher Vote is Not Required. The provisions of the preceding Paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs (1) or (2) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Common Stock, if the condition specified in the following Paragraph (1) is met:

          (1) The Business Combination shall have been approved by a majority (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          (2) All of the following conditions shall have been met with respect to the outstanding Common Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of the Common Stock:

          (a) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of the Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii),
     (iii), and (iv) below:

             (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of the Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of the Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock;

            (ii) the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock;

            (iii) (if applicable) the price per share equal to the Fair Market Value per share of the Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers'
          fees) paid by or on behalf of the Interested Stockholder for any share of the Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of the Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock to (y) the Fair Market Value per share of the Common Stock on the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any shares of the Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

            (iv) the Corporation's net income per share of the Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined by dividing (x) an amount equal to the highest price per share during a day as reported in The Wall Street Journal from the Composite Tape for the New York Stock Exchange by (y) the immediately preceding publicly reported twelve-months earnings per share).

          (b) The consideration to be received by holders of the Common Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such Common Stock. If the consideration previously paid by the Interested Stockholder to acquire Common Stock varied among the recipients thereof as to form, the form of consideration to be paid for such Common Stock in connection with the Business Combination shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such Common Stock previously acquired by the Interested Stockholder.

          (c) After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (ii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of Continuing Directors; and (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Common Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage of beneficial ownership of Common Stock.

          (d) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions amending or replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of the Common Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.

          (f) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     D. Certain Definitions. The following definitions shall apply with respect to this Article FIFTH.

          (1) The term "Common Stock" or "Voting Stock" shall mean all common stock of the Corporation authorized to be issued from time to time under Article FOURTH of the Restated Certificate of Incorporation that by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          (2) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of the Common Stock.

          (3) The term "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit or dividend reinvestment plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the Announcement Date was the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

          (4) A person shall be a "beneficial owner" of any Common Stock
     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly, (b) which such person or any of its Affiliates or Associates has, directly or indirectly,
     (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock. For purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section D, the number of shares of Common Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section D, but shall not include any other shares of Common Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

          (5) An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "Associate", used to indicate a relationship with any person, means (a) any company (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same house as such person or who is a director or officer of the Corporation or of any parent or Subsidiary of the Corporation.

          (6) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph (3) of this Section D, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          (7) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board of Directors"), who, while such person is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Stockholder and who was a member of the Board of Directors prior to the time than any Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director, who, while such successor is a member of the Board of Directors, is not an Affiliate or Associate or representative of any Interested Stockholder and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

          (8) The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section C of this Article FIFTH shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holders of such shares.

     E. Powers of the Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article FIFTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Common Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in excess of the amounts set forth in clauses (2) and (6) of Section A of this Article FIFTH.

     Any such determination made in good faith by a majority of the Continuing Directors shall be binding and conclusive for all the purposes of this Article FIFTH.

     F. No Effect of Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article FIFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     G. No Effect on Fiduciary Obligations of Directors. The fact that any Business Combination complies with the provisions of Section C, Paragraph 2 of this Article FIFTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     SIXTH: The existence of this Corporation is to be perpetual.

     SEVENTH: The private property of the stockholders of this Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH: (1) The number of directors of this Corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws. Vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, though less than a quorum or by a sole remaining director at any meeting of the Board of Directors and the directors so chosen shall hold office until the next election of the Class for which such directors shall have been chosen and until their successors shall have been duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Subject to the provisions of Paragraph XII of Article FOURTH hereof, any director may be removed by the stockholders at any annual or special meeting thereof only for cause. Directors of this Corporation need not be stockholders therein.

     (2) At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the May 7, 1991 annual meeting and designated as members of such Class. At each annual meeting after the May 7, 1991 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     Anything to the contrary notwithstanding, after May 7, 1991, any director's term shall be subject to being mandatorily shortened to a period of less than the term for which he or she was elected, depending upon the attainment of a particular age of the director or upon relocation of the director from the Company's service area, subject to short-term extensions for a period no longer than the term for which he or she was elected, based on the judgment of the directors as to what is in the best interests of the Company, as may be provided by By-Laws implementing these provisions.

     The foregoing provisions relating to the classification of the Board are subject to the provisions of Paragraph XII of Article FOURTH hereof.

     NINTH: In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

          (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

          (b) To make, amend, alter, change, add to or repeal By-Laws for this Corporation, without any action on the part of the stock-holders. The By-Laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

          (c) By resolution passed by a majority of the whole Board, to designate three or more directors to constitute an Executive Committee which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be provided in the By-Laws or in said resolution, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

          (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this Corporation.

          (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this Corporation or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of this Corporation except as conferred by statute or the By-Laws or as authorized by a resolution of the stockholders or Board of Directors.

          (f) To sell, assign, convey and otherwise dispose of a part of the property, assets and effects of this Corporation less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises and good-will of this Corporation on such terms and conditions as they shall deem advisable, but only with the assent in writing or pursuant to the affirmative vote of the holders of not less than a majority in interest of the Common Stock then out-standing, but in any event not less than the amount required by law.

          (g) All of the powers of this Corporation, in so far as the same lawfully may be vested by this certificate in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

     TENTH: In the absence of fraud, no contract or transaction between this Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to, or may be interested in any such contract or transaction of this Corporation; and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation, shall be affected by the fact that any director or officer of this Corporation is a party to, or interested in such contract or transaction, or in any way connected with such person or persons, firm, association or corporation; and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in any way interested.

     ELEVENTH: This Corporation may in its By-Laws fix the number (not less than the number required by law or in this certificate) of shares, the holders of which must consent to, or which must be voted in favor of, any specific act or acts by this Corporation, or its Board of Directors or Executive Committee, and during the period for which such number remains so fixed, such specified act or acts shall not and may not be performed or carried out by this Corporation, or its Board of Directors or Executive Committee without the consent or affirmative vote of the holders of at least the number of shares so fixed.

     TWELFTH: Except where other notice is specifically required by statute written notice only of any stockholders' meeting given as provided in the By-Laws shall be sufficient without publication or other form of notice.

     THIRTEENTH: Any officer or agent elected or appointed by the Board of Directors, or by the Executive Committee, or by the stockholders, or any member of the Executive Committee, or of any other committee, may be removed at any time, with or without cause, in such manner as shall be provided in the By-Laws of this Corporation.

     FOURTEENTH: This Corporation may in its By-Laws make any other provisions or requirements for the management or conduct of the business of this Corporation, provided the same be not inconsistent with the provisions of this certificate, or contrary to the laws of the State of Delaware or of the United States.

     FIFTEENTH: This Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

     SIXTEENTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. No amendment to or repeal of this Article SIXTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.











     IN WITNESS WHEREOF, said INTERSTATE POWER COMPANY has caused this certificate to be signed by W. H. STOPPELMOOR, its President and attested by J. C. McGowan, its Secretary, this 21st day of October, 1993.

                                   INTERSTATE POWER COMPANY


Attest:                            By  /s/ W. H. Stoppelmoor
     J.C. McGowan,                       W. H. STOPPELMOOR
      Secretary                               President

________________________
INTERSTATE POWER COMPANY
          1925
     CORPORATE SEAL
        DELAWARE
  /s/ J. C. McGowan


STATE OF IOWA            }ss.:
COUNTY OF DUBUQUE        }

      BE IT REMEMBERED that on October 21, 1993, personally came before me DONNA KLEIN, a Notary Public in and for the County and State aforesaid, W. H. STOPPELMOOR, President of INTERSTATE POWER COMPANY, a Delaware corporation, the corporation described in and which executed, and on behalf of which was made, the foregoing Certificate, known to me to be such President, and said W. H. STOPPELMOOR as such President duly signed said Certificate before me and acknowledged said Certificate to be his act and deed and the act and deed of said Corporation, and he further acknowledged to me that the signatures affixed to said Certificate are in the handwriting of, and are the genuine signatures of
W. H. STOPPELMOOR, as President, and J. C. McGowan, as Secretary, of said Corporation, respectively; that the seal affixed to said Certificate is the corporate seal of said Corporation; that said Certificate was sealed, executed, acknowledged and delivered pursuant to due authority from the Board of Directors of said Corporation.

     Given under my hand and seal the day and year first in this Certificate written.

                                             DONNA KLEIN,
                                            Notary Public

                                            /s/ Donna Klein
                                             DONNA KLEIN
(NOTARIAL SEAL)               Notary Public, Dubuque County, Iowa
                            My Commission Expires January 30, 1994









                           STATE OF DELAWARE

                     OFFICE OF SECRETARY OF sTATE

     I, William T. Quillen, Secretary of State of the State of Delaware do hereby certify the attached is a true and correct copy of the Certificate of the Restated Certificate of Incorporation of Interstate Power Company, filed in this Office on the Twenty-seventh day of October, A.D., 199389 at 10:00 o'clock A.M.

                                    /s/ William T. Quillen
                                     William T. Quillen
                                     Secretary of State




STATE OF DELAWARE
NEW CASTLE COUNTY    ss:

     I, Paulette Sullivan-Moore, Recorder of Deeds for New Castle County, Delaware, do hereby certify that Certified Copy of Restated Certificate of Incorporation of INTERSTATE POWER COMPANY, was received for record in this office on November 5, 1993 and the same appears of record in the Recorder's Office for said County in Record-Volume 1526 Page 647 Ec.


     Witness my hand and Official Seal this Twenty-Fourth day of November, A.D. 1993.


                                   /s/ P. S. Moore
(OFFICIAL SEAL)                     Recorder